Deckers Brands Promotes Angela Ogbechie to Chief Supply Chain Officer

David Lafitte to Step Down as Chief Operating Officer

GOLETA, Calif., June 10, 2022 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the promotion of Angela Ogbechie to the newly created role of Chief Supply Chain Officer, effective June 24, 2022. Ogbechie has served in various operational roles at Deckers since 2008, most recently as SVP, Global Operations & Supply Chain Strategy. In her new role, Ogbechie will oversee all activities related to the global supply chain operations and logistics organization. She will become a member of the Executive Leadership Team, reporting directly to Dave Powers, Chief Executive Officer and President of Deckers Brands.

Ogbechie’s promotion follows David Lafitte’s decision to step down from his role as Chief Operating Officer to accept another opportunity, effective June 24, 2022. The supply chain functions currently reporting to Lafitte will now report to the Chief Supply Chain Officer, with other functions transitioning to the appropriate leaders on Deckers’ executive team.

“Angela is perfectly suited for this new role, bringing the right mix of expertise and creativity from her 14 years working across all aspects of Deckers’ global supply chain operations,” said Powers. “Our logistics network was instrumental to our record-breaking success in fiscal 2022, and we expect it will continue to play a meaningful role in our overall operations moving forward. I’d like to thank David for his many years of service to Deckers, particularly his leadership in developing a world-class supply chain organization over his past seven years as COO. I am confident that Angela will pick up where he is leaving off and bring further innovation to our supply chain as we continue to drive growth for the business. I am excited for what is ahead and wish David the best in the next chapter of his career.”

“I am honored to take on this new role, particularly at such an important time in the evolution of our supply chain and logistics network,” said Ogbechie. “While David leaves large shoes to fill, I look forward to working alongside the talented and dedicated Deckers team to support our continued growth.”

Lafitte said, “I’m proud of the Deckers team for everything we have accomplished. It has been my privilege to lead an amazing team and create value for stakeholders amidst several unprecedented global events, while continuing to make a positive impact on the communities we serve. With Deckers in its strongest position to date, I am confident I will be following Deckers’ future success for years to come.”

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company's portfolio of brands includes UGG®, Koolaburra®, HOKA®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our brands. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611